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                                                               Exhibit 99.(a)(5)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                           PRUDENTIAL 20/20 FOCUS FUND

          Prudential 20/20 Focus Fund (the "Trust"), a statutory trust organized and existing under the Delaware Statutory Trust Act, 12 DEL. C. Sections 3801 ET SEQ., does hereby certify:

          FIRST:    The name of the statutory trust is Prudential 20/20 Focus
Fund.

          SECOND:   Paragraph 1 of the Certificate of Trust of the Trust is
hereby amended in its entirety to read as follows:

               "1. NAME. The name of the statutory trust formed hereby is Jennison 20/20 Focus Fund."

          THIRD:    This Certificate of Amendment to the Certificate of Trust of
the Trust shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment as of July 3, 2003.


                              /s/ Judy Rice
                              -------------
                              Judy Rice, As Trustee and not individually